EXHIBIT 23






















































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                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 2-96332, No. 33-21569, No. 33-51965 and No. 33-
61351 of Burlington Coat Factory Warehouse Corporation and subsidiaries on Form S-8 of our report dated September 21, 1995, appearing in this Annual Report on Form 10-K of Burlington Coat Factory Warehouse Corporation and subsidiaries for the year ended July 1, 1995.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

September 29, 1995











































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